Exhibit 21

Subsidiaries of

Apple Hospitality Two, Inc.

At December 31, 2003

(The state of incorporation or organization of each subsidiary is Virginia, except as noted)

A.	Direct Subsidiaries

AHT Redmond, Inc.

AHT Res I GP, Inc.

AHT Res II GP, Inc.

AHT Res III GP, Inc.

AHT Res I LP, Inc.

AHT Res II LP, Inc.

AHT Res III LP, Inc.

AHT-SPE I GP, Inc.

AHT-SPE II GP, Inc.

Apple Hospitality Management, Inc.

Apple Res III Corporation *

Apple Suites, Inc.

Apple Suites Advisors, Inc.

B.	Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

AHM Res I GP, Inc.

AHM Res II GP, Inc.

AHM Res I LP, Inc.

AHM Res II LP, Inc.

AHM Res I Limited Partnership

AHM Res II Limited Partnership

AHM-SPE I, Inc.

AHT-SPE I Limited Partnership

AHT-SPE II Limited Partnership

Apple Suites General, Inc.

Apple Suites LP, Inc.

Apple Suites Management, Inc.

Apple Suites-MO, LLC

Apple Suites Pennsylvania Business Trust **

Apple Suites REIT Limited Partnership

Apple Suites SPE I, Inc.

Apple Suites SPE II, Inc.

Apple Suites SPE III, Inc.

Apple Suites SPE IV, Inc.

Apple Suites SPE V, Inc.

Apple Suites SPE Holding, Inc.

Apple Suites Services General, Inc.

Apple Suites Services Limited, Inc.

Apple Suites Services Limited Partnership

Bossier Res II GP, Inc.

Bossier Res II LP, Inc.

Bossier Res II Limited Partnership

Bossier RIBM Two, Inc. *

Bossier RIBM Two LLC *

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Marriott Residence Inn Limited Partnership *

Marriott Residence Inn II Limited Partnership *

Marriott Residence Inn USA Limited Partnership *

Residence Inn III LLC *

*	State of organization is Delaware.
**	State of organization is Pennsylvania.

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